UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2011

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(d) On November 10, 2011, the company announced the appointment of Timothy McQuay to the company's Board of Directors. Such appointment was effective on November 10, 2011. Mr. McQuay will serve as a Class II director, with his term expiring at the 2012 Annual Meeting of Shareholders.
Mr. McQuay currently is chairman of the board of Meade Instruments Corporation and BSD Medical Corporation, both publicly traded companies. He has served on public company boards for more than 15 years, with extensive experience on compensation and audit committees. At the time of this filing, Mr. McQuay has not been appointed to any committees of the Board of Directors.
Mr. McQuay will receive the same compensation and benefits made available to other non-employee directors of the company, as described in the company's 2011 proxy statement and future proxy statements. During 2011, all non-employee directors of the company are compensated at the annual rate of $42,000 plus committee meeting fees. These amounts are subject to change. Non-employee directors also participate in the company's Equity Incentive Plan, although no awards have been made to Mr. McQuay at this time.
A copy of the press release on November 10, 2011 announcing the appointment of Mr. McQuay to the Board of Directors is attached as Exhibit 99.1 to this current report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
99.1	Press release dated November 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: November 10, 2011	/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and
Corporate Secretary